UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2013

Wolverine World Wide, Inc.

(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06024 (Commission File Number)	38-1185150 (IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan (Address of Principal Executive Offices)	49351 (Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 12, 2013, the Board of Directors of Wolverine World Wide, Inc. (the “Company”) increased the size of the Board of Directors (the “Board”) from eleven directors to twelve directors and appointed Gina R. Boswell to the newly-created board seat on the Company’s Board.  Ms. Boswell will serve as a member of the class of directors whose terms expire at the Company’s 2016 annual meeting of stockholders.  Ms. Boswell has not been appointed to serve on any committees of the Company’s Board.  In connection with Ms. Boswell’s appointment to the Board, Ms. Boswell received an award of stock options on December 12, 2013, for a number of shares equal to $65,000 in value using a Black-Scholes valuation.  These stock options have an exercise price equal to the closing price of the Company’s common stock on December 12, 2013.  In addition, Ms. Boswell will receive the standard non-management annual director compensation. The Company’s standard non-management annual director compensation is described in its proxy statements, most recently in the section entitled Non-Employee Director Compensation in Fiscal Year 2012 in the Company’s definitive proxy statement for its 2013 annual meeting of stockholders filed with the Securities and Exchange Commission on March 11, 2013.  The Company will enter into an indemnification agreement with Ms. Boswell on the Company’s standard form for directors as described in and filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2013	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Donald T. Grimes
Donald T. Grimes
Senior Vice President, Chief Financial Officer
and Treasurer